UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 13, 2017 (November 6, 2017)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.

(c), (e)

Appointment of Jean-Jacques Charhon as Executive Vice President and Chief Financial Officer

On November 6, 2017, Jean-Jacques Charhon accepted his appointment as the new Executive Vice President and Chief Financial Officer of Laureate Education, Inc. (the “Company”) effective January 1, 2018.  Mr. Charhon will report to Eilif Serck-Hanssen, the Company’s current President and Chief Administrative Officer, who will become Chief Executive Officer on that date.

Mr. Charhon, 52, currently serves as a special advisor to the board of directors of Purdue Pharma.  Mr. Charhon served as Chief Financial Officer of Purdue Pharma from June 2015 until August 2017.  From July 2014 until December 2014, Mr. Charhon served as Chief Financial Officer of Cnova, and thereafter served as counsel to the chairman of the board of directors from January 2015 to June 2015.  Prior to joining Cnova, Mr. Charhon worked for four years at Hewlett Packard, where he joined as Chief Financial Officer of the PC division before becoming Chief Operating Officer of Enterprise Services.  This role followed eight years at General Electric, where he most recently served as Chief Financial Officer of GE Healthcare for the Americas, and four years at Novartis, where he held various global financial leadership roles of increasing responsibility.  Mr. Charhon earned his Baccalaureate in Math, Physics & Chemistry at the French Lycée of Brussels, and holds a Commercial Engineer degree from the Université Libre de Bruxelles — Solvay School of Management.

As Executive Vice President and Chief Financial Officer, Mr. Charhon will receive an initial annual base salary of $600,000 (the “Base Salary”).  Mr. Charhon will also be eligible to participate in the Company’s benefit plans in effect from time to time during his employment to the same extent as similarly situated employees.

Mr. Charhon will be eligible to earn an annual target cash bonus equal to 50% of his Base Salary for the 2018 performance year and 100% of his Base Salary for subsequent performance years pursuant to the terms of the Company’s annual incentive plan (“AIP”).  Mr. Charhon is also eligible to receive a long-term equity incentive bonus (the “LTI Bonus”) equal to 100% of his Base Salary for the 2018 and 2019 performance years and 150% for subsequent performance years.  The LTI Bonus is payable in restricted stock units, performance share units and/or stock options, each with respect to the Company’s Class A common stock, and subject to the terms and conditions of the Company’s Amended and Restated 2013 Long-Term Incentive Plan (the “Plan”).

In January 2018, Mr. Charhon will receive a one-time, time-based grant of $600,000 in stock options to purchase shares of the Company’s Class A common stock with an expiration date five years from the grant date.  The stock options will be subject to vesting and other terms established by the Compensation Committee.  The exercise price per share of the stock options will be equal to the fair market value of the Company’s Class A common stock on the grant date.  Subject to the approval of the Compensation Committee, Mr. Charhon will also receive a one-time equity award consisting of 32,000 performance share units and 17,000 performance stock options with a strike price per share equal to the higher of (i) $17.89 or (ii) the fair market value of the Company’s Class A common stock on the grant date.  These awards will be subject to vesting and other terms established by the Compensation Committee.

Subject to the approval of the Compensation Committee, if Mr. Charhon’s employment with the Company is terminated by the Company without cause (as defined in the Plan) or due to Mr. Charhon’s disability (as determined by the Company), Mr. Charhon will be eligible to receive severance equal to two times his then current Base Salary.

There are no arrangements or understandings between Mr. Charhon and any other person pursuant to which Mr. Charhon was appointed Executive Vice President and Chief Financial Officer of the Company.  Mr. Charhon has no family relationship with any director or other executive officer of the Company, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On November 8, 2017, the Company issued a press release announcing the appointment of Mr. Charhon as Executive Vice President and Chief Financial Officer of the Company.  A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.  Mr. Charhon’s offer letter will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017.

Transitional Employment Agreement with Paula Singer

Effective November 9, 2017, the Company entered into a Transitional Employment Agreement (the “TEA”) with Paula Singer, who serves the Company as Chief Learning & Innovation Officer.  Pursuant to the TEA, the Company has agreed to continue to employ Ms. Singer in such position through December 31, 2019 (the “Retention Date”) or such earlier date as determined by the Company or Ms. Singer (the “Transition Period”).  The Transition Period may also be extended by the mutual agreement of the parties, subject to the condition that Ms. Singer will not be entitled to any additional payment beyond what is described below.

Ms. Singer will continue to receive a base salary of $710,495 for the remainder of 2017 (the “2017 Base Salary”).  Effective as of January 1, 2018, Ms. Singer’s annual base salary will be $450,000 (the “Transitional Base Salary”).  Ms. Singer will continue to be eligible to participate in the Company’s benefit plans in effect from time to time during her employment to the same extent as similarly situated employees.

During the Transition Period, Ms. Singer will be eligible to earn an annual target cash bonus of 100% of her 2017 Base Salary or Transitional Base Salary, as applicable, pursuant to the terms of the Company’s annual incentive plan.  Ms. Singer is also eligible to receive a special long-term bonus (the “Special LTB”) in the amount of $300,000 if: (i) the Company and Ms. Singer satisfy the performance goals set forth in a separate bonus arrangement agreed to by Ms. Singer and the Company’s Chief Operating Officer; (ii) Ms. Singer remains employed with the Company through the Retention Date; and (iii) Ms. Singer otherwise complies with her obligations under the TEA. In addition, in 2018, Ms. Singer will be eligible for an equity grant equal to a grant date fair value of $450,000 payable in stock options or restricted stock units.

Additionally, in consideration for Ms. Singer’s execution of the TEA and compliance with its terms, the Company will pay Ms. Singer $500,000 as soon as practicable on or after December 31, 2017.

If Ms. Singer’s employment with the Company is terminated for any reason prior to the Retention Date, Ms. Singer will be entitled to receive (i) any accrued but unpaid salary through the date of termination; (ii) any unreimbursed business expenses incurred by Ms. Singer payable in accordance with the Company’s standard expense reimbursement policies; and (iii) any benefits owed to Ms. Singer under any qualified retirement plan or health and welfare benefit plan in which Ms. Singer was a participant in accordance with applicable law and the provisions of such plan (collectively, the “Accrued Obligations”).

If Ms. Singer’s employment with the Company is terminated by the Company without cause under the TEA prior to the Retention Date, Ms. Singer will be entitled to receive (i) the Accrued Obligations and (ii) subject to her compliance with certain obligations set out in the TEA, an amount equal to the result of $27,500 multiplied by the number of whole months remaining in the term of her employment (the “Severance Benefit”).

The TEA will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017.

Release Agreement with Enderson Guimarães

As previously disclosed, the Company and Enderson Guimarães entered into a Separation Agreement and General Release (the “Separation Agreement”) on March 23, 2017, whereby Mr. Guimarães resigned his position as President and Chief Operating Officer of the Company and agreed to provide transition services to the Company until June 30, 2017 or such earlier or later date as determined by the Company.  Effective September 30, 2017, Mr. Guimarães’s employment with the Company terminated pursuant to the terms of the Separation Agreement.  The Separation Agreement was included as Exhibit 10.80 to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed on May 11, 2017.

On November 9, 2017, Mr. Guimarães entered into a Release Agreement with the Company (the “Release Agreement”).  In accordance with the terms of the Release Agreement, Mr. Guimarães will be reimbursed by the Company for up to $200,000 of certain eligible expenses he incurs on or before December 31, 2018 relating to the sale of his residence in Miami, Florida and his repatriation to Montreal, Quebec, Canada.  The Company may fulfill its obligations to Mr. Guimarães by paying him $200,000 in advance of his submitting a request for reimbursement.

The Release Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017.

Item 9.01                                           Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Description

99.1	Press release dated November 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Eilif Serck-Hanssen
Eilif Serck-Hanssen
President, Chief Financial Officer and Chief Administrative Officer

Date: November 13, 2017